TIME SHARING AGREEMENT
                  This Agreement is made by and between Allbritton Communications Company ("Lessor") and Riggs Bank N.A. ("Lessee").

                                       R E C I T A L S:

                  WHEREAS, Lessor is the owner of that certain civil aircraft known as one (1) 1989 Beechcraft King Air 300 model aircraft bearing manufacturer's serial number FA191 and the United States Registration Number N801AR ("the Aircraft");

                  WHEREAS, Lessor employs/contracts for the services of a fully qualified flight crew to operate the Aircraft; and

                  WHEREAS, Lessor and Lessee desire to lease said Aircraft and flight crew on a time sharing basis as defined in Section 91.501 (c) (1) of the Federal Aviation Regulations ("FAR").

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the parties agree as follows:


1. Lessor agrees to lease the Aircraft to Lessee, on an "as needed -- as available" basis, pursuant to the provisions of FAR 91.501 (c) (1) and to provide a fully qualified flight crew for all operations for flights scheduled from the date hereof until August 1, 2002.

2. Lessee shall pay Lessor for each flight conducted under this Agreement all or so much of the actual expenses of each specific flight as authorized by FAR Part 91.501 (d) as may be requested for payment by Lessor. These expenses include and are limited to:

(1)      Fuel, oil, lubricants, and other additives;
(2) Travel expenses of the crew, including food, lodging and ground transportation;
(3)      Hangar and tie down costs away from, the Aircraft's base of operation;
(4)      Insurance obtained for the specific flight;
(5) Landing fees, airport taxes and similar assessments including, but not limited to, IRC Section 4261 and related excise taxes;
(6) Customs, foreign permit, and similar fees directly related to the flight;
(7)      In-flight food and beverages;
(8)      Passenger ground transportation;
(9)      Flight planning and weather contract services; and
(10) An additional charge equal to 100% of the expenses listed in subparagraph (1) of this paragraph.

3. Lessor will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice and bill Lessee in accordance with paragraph 2 above on the last day of the month in which any flight for the account of Lessee occurs. Lessee shall pay Lessor for said expenses within thirty days of receipt of the invoice and bill therefor.

4. Lessee will provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least 3 hours in advance of Lessee's planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties and unless accepted by Lessor, shall be deemed rejected. In addition to the proposed schedules and flight times Lessee shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the Lessor or Lessor's flight crew:

         (a)      proposed departure point;
         (b)      destination;
         (c)      date and time of flight;
         (d)      the number of anticipated passengers;
         (e)      the nature and extent of luggage and/or cargo to be carried;
         (f)      the date and time of return flight, if any; and
         (g) any other information concerning the proposed flight that may be pertinent or required by Lessor or Lessor's flight crew.

5. Lessor shall have final authority over the scheduling of the Aircraft, provided, however, that Lessor will try to accommodate Lessee's needs and avoid conflicts in scheduling.

6. Lessor shall be solely responsible for seeking maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and with the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgement would compromise the safety of the flight.

7. Lessor shall contract for or employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

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8.       In accordance with applicable  Federal  Aviation  Regulations,  the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder, Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgement of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person. The parties further agree that Lessor shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other unforeseen circumstances.

9. Lessor will make its best efforts to provide such additional insurance coverage as Lessee shall request or require, provided, however, that the cost of such additional insurance shall be borne by Lessee as set forth in paragraph 2(d) hereof.

10.      Lessee warrants that:

         (a) Lessee will solely use the Aircraft for and on account of its own personal or business use, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire;

         (b) Lessee shall refrain from incurring any mechanic's or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by Lessee to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

         (c) during the term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a timesharing Lessee.

11. Neither this Agreement nor any party's interest herein shall be assignable to any other party whatsoever. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

12.      TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FAR's.


WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED AND IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF FAR:

CHECK ONE:


         91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121, 127, or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a)(2).

         91.409 (f) (2): An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

X        91.409 (f) (3):   A current inspection program recommended by the
         manufacturer.

         91.409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR:

CHECK ONE:

     91.409 (f) (1)  91.409 (f) (2)    X 91.409 (f) (3)        91.409 (f) (4)

LESSOR SHALL HAVE AND RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL OPERATIONS CONDUCTED PURSUANT TO THIS LEASE. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.




Lessor:                                 Lessee:

ALLBRITTON COMMUNICATIONS               RIGGS BANK  N.A.
COMPANY


By:     /S/ FREDERICK J. RYAN, JR.      By:      /S/ ROBERT C. ROANE
        --------------------------               -------------------
        Frederick J. Ryan, Jr.                       Robert C. Roane
        President                                    Executive Vice President
Date:   6/25/01                         Date:        6/25/01


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


                        INSTRUCTIONS FOR COMPLIANCE WITH
                         "TRUTH IN LEASING" REQUIREMENTS


1. Mail a copy of the lease to the following address via certified mail, return receipt requested, immediately upon execution of the lease (14 C.F.R. 91.23 requires that the copy be sent within twenty-four hours after it is signed):

                           Federal Aviation Administration
                           Aircraft Registration Branch
                           ATTN: Technical Section
                           P.O. Box 25724
                           Oklahoma City, Oklahoma 73125

2. Telephone the nearest Flight Standards District Office at least forty-eight hours prior to the first flight under this lease.

3.       Carry a copy of the lease in the aircraft at all times.